Exhibit 99


Release Date:                                              Further Information:

IMMEDIATE RELEASE                                          David J. Bursic
April 19, 2007                                             President and CEO
                                                                   or
                                                           Pamela M. Tracy
                                                           Investor Relations
                                                           Phone: 412/364-1913


         WVS FINANCIAL CORP. ANNOUNCES INCREASED THIRD QUARTER AND NINE MONTHS ENDED MARCH 31, 2007 NET INCOME AND EARNINGS PER SHARE

      Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $2,697,000 or $1.16 per diluted share, for the nine months ended March 31, 2007 as compared to net income of $2,006,000 or $0.85 per diluted share for the same period in 2006. The $691,000 or 34% increase in net income during the nine months was primarily attributable to a $1,346,000 increase in net interest income and a $4,000 decrease in non-interest expense, which were partially offset by a $405,000 increase in income tax expense, a $174,000 change in provisions for loan losses and a $80,000 decrease in non-interest income. The increase in net interest income resulted from the favorable impact of higher short and intermediate term market interest rates on the Company's interest earning assets, which more than offset higher rates paid on other short-term borrowings, time deposits and money market accounts. The increase in income tax expense was primarily attributable to higher levels of taxable income. The change in the provision for loan losses is primarily due to the absence of a reallocation of loan loss reserves and lower recoveries on past due loans recorded in fiscal 2006, and a provision recorded in fiscal 2007 due to increased loan balances outstanding. The decrease in non-interest income was primarily attributable to the absence of a $30,000 gain recognized on the sale of mortgage-backed securities and decreases in ATM and debit card fee income. The decrease in non-interest expense was primarily attributable to decreases in data processing expense and correspondent bank services charges which were partially offset by increases in employee related costs.

      Net income and diluted earnings per share for the quarter ended March 31, 2007 totaled $955,000 and $0.41, respectively, compared to $788,000 and $0.34 for the same period in 2006. The $167,000 or 21% increase in net income was primarily attributable to a $321,000 increase in net interest income and a $40,000 decrease in non-interest expense, which were partially offset by a $103,000 increase in income tax expense, a $72,000 change in provisions for loan losses and a $19,000 decrease in non-interest income. The increase in net interest income resulted from the favorable impact of higher short and intermediate term market interest rates on the Company's interest earning assets and lower average balances of other short-term borrowings, which more than offset higher rates paid on other short-term

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borrowings and time  deposits,  and lower average  balances of interest  earning assets.  The increase in income tax expense was attributable to increased levels
of  taxable  income.   The  decrease  in   non-interest   income  was  primarily
attributable to decreases in deposit fee income and decreases in ATM and debit card fee income. The decrease in non-interest expense was primarily attributable to decreases in correspondent bank service charges, data processing expense, outside service fees and provisions for off-balance sheet liabilities.

      WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

                               --TABLES ATTACHED--
                                      # # #



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



                       WVS FINANCIAL CORP. AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (Dollars in thousands except per share data)


                                                     March 31,      June 30,
                                                       2007           2006
                                                    (Unaudited)    (Unaudited)
                                                    -----------    -----------

Total assets                                         $389,742       $421,742
Investment securities held-to-maturity                180,433        187,952
Investment securities available-for-sale                4,487          8,469
Mortgage-backed securities held-to-
   maturity                                           128,397        153,461
Mortgage-backed securities available-for-
   sale                                                 2,271          2,292
Net loans receivable                                   60,547         55,702
Deposits                                              156,298        151,713
FHLB advances: long-term                              133,579        138,579
FHLB advances: short-term                                   0         23,150
Other short-term borrowings                            64,500         76,048
Equity                                                 30,739         29,418
Book value per share                                    13.25          12.60
Return on average assets                                 0.88%          0.66%
Return on average equity                                12.09%          9.87%


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


                              WVS FINANCIAL CORP. AND SUBSIDIARY
                             SELECTED CONSOLIDATED OPERATING DATA
                             (In thousands except per share data)

                                           Three Months Ended           Nine Months Ended
                                               March 31,                    March 31,
                                              (Unaudited)                  (Unaudited)
                                       -------------------------    -------------------------
                                          2007           2006           2007         2006
                                       -----------   -----------    -----------   -----------
Interest income                        $     6,051   $     5,954    $    18,400   $    16,087
Interest expense                             3,867         4,091         12,227        11,260
                                       -----------   -----------    -----------   -----------
Net interest income                          2,184         1,863          6,173         4,827
Provision (recovery) for loan losses            34           (38)            25          (149)
                                       -----------   -----------    -----------   -----------
Net interest income after
  provision for loan losses                  2,150         1,901          6,148         4,976
Non-interest income                            152           171            465           545
Non-interest expense                           832           872          2,625         2,629
                                       -----------   -----------    -----------   -----------
Income before income tax
  expense                                    1,470         1,200          3,988         2,892
Income taxes                                   515           412          1,291           886
                                       -----------   -----------    -----------   -----------

NET INCOME                             $       955   $       788    $     2,697   $     2,006
                                       ===========   ===========    ===========   ===========

EARNINGS PER SHARE:
  Basic                                $      0.41   $      0.34    $      1.16   $      0.85
  Diluted                              $      0.41   $      0.34    $      1.16   $      0.85

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                  2,322,862     2,346,959      2,320,227     2,363,817
  Diluted                                2,324,278     2,348,619      2,322,059     2,366,651



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